UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 20, 2012

SafeStitch Medical, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19437	11-2962080
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	305-575-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

See Item 2.03

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 20, 2012, SafeStitch Medical, Inc. ("SafeStitch") entered into a Promissory Note in the principal amount of $300,000.00 with Hsu Gamma Investments, L.P. ("Hsu Gamma"), an entity controlled by SafeStitch's Chairman of the Board, Jane H. Hsiao, (the "Hsu Gamma Note"). The interest rate payable by SafeStitch on the Hsu Gamma Note is 10% per annum, payable on the maturity date of June 30, 2013 (the "Maturity Date"). The Hsu Gamma Note may be prepaid in advance of the Maturity Date without penalty.

The foregoing is only a brief summary of some of the terms of the Hsu Gamma Note and does not purport to be complete. Please refer to the Hsu Gamma Note, which is attached as Exhibit 10.1 for its full terms.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Promissory Note of SafeStitch Medical, Inc. in favor of Hsu Gamma Investments, L.P. dated November 20, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SafeStitch Medical, Inc.

November 27, 2012	By:	James J. Martin

Name: James J. Martin
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Promissory Note of SafeStitch Medical, Inc. in favor of Hsu Gamma Investments, L.P. dated November 20, 2012